UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 27, 2010

MAYFLOWER BANCORP, INC.
(Exact Name Of Registrant As Specified In Charter)

Massachusetts	000-52477	04-1618600
(State Or Other Jurisdiction of Incorporation)	Commission File Number	IRS Employer Identification No.

30 South Main Street, Middleboro, Massachusetts 02346
(Address Of Principal Executive Offices) (Zip Code)

(508) 947-4343
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name Or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02  Results of Operations and Financial Condition

On May 27, 2010, Mayflower Bancorp, Inc. (the “Company”) issued a press release announcing its unaudited financial results for the three and twelve months ended April 30, 2010.  For more information, reference is made to the Company’s press release dated May 27, 2010, a copy of which is attached to this Report as Exhibit 99.1 and is furnished herewith.

Item 8.01   Other Events

On May 27, 2010, the Board of Directors of the Company announced that it has declared a cash dividend on the Company’s outstanding shares of stock. The dividend of $0.06 per share will be paid on or about June 17, 2010 to stockholders of record on June 10, 2010.    A copy of the press release announcing the dividend declaration is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	The following exhibit is furnished herewith:

Exhibit 99.1	Press Release dated May 27, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAYFLOWER BANCORP, INC.

Date: May 28, 2010	By:	/s/ Edward M. Pratt
Edward M. Pratt
President and Chief Executive Officer